UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2026

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6303 Waterford District Drive, Suite 215 Miami, Florida 33126	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 776-6804

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NSPR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2026, InspireMD, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with BTIG, LLC, as sales agent (“BTIG”), pursuant to which the Company may offer and sell (the “Offering”), from time to time, at its option, through or to BTIG shares of the Company’s common stock, $0.0001 par value per share (the “Shares”). Pursuant to the prospectus supplement relating to the Offering, dated as of April 3, 2026 (the “Prospectus Supplement”), the Company may offer and sell up to $75,000,000 of Shares.

Any Shares to be offered and sold under the Equity Distribution Agreement will be issued and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-286309), filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 1, 2025, and declared effective by the SEC on April 10, 2025, and the related prospectus contained therein (the “Registration Statement”), as supplemented by the Prospectus Supplement, by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and, subject to the terms of any placement notice under the Equity Distribution Agreement, BTIG may also sell Shares in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law, subject to the prior written consent of the Company.

Subject to the terms of the Equity Distribution Agreement, BTIG will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market to sell the Shares from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any Shares pursuant to the Equity Distribution Agreement. BTIG is entitled to a commission of up to 3.0% of the gross proceeds from the Shares sold under the Equity Distribution Agreement. The Equity Distribution Agreement contains representations, warranties and covenants that are customary for transactions of this type. The Company has agreed to provide BTIG with customary indemnification rights with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The Company currently intends to use any net proceeds from the Offering for its operations, including, but not limited to, research and development, sales and marketing, and working capital and other general corporate purposes, and any other purposes that may be stated in any future prospectus supplement.

The foregoing description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. A copy of the opinion of Greenberg Traurig, LLP relating to the legality of the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 8.01	Other Events.

As previously disclosed, on May 31, 2024, the Company entered into that certain equity distribution agreement (the “Piper EDA”) with Piper Sandler & Co., as sales agent (“Piper Sandler”), with respect to the issuance and sale of up to $75,000,000 of Shares, from time to time in an “at the market offering” registered pursuant the Company’s Registration Statement (the “Prior ATM Offering”).

Effective as of April 3, 2026, the Company terminated (i) the Piper EDA and (ii) the prospectus related to the Prior ATM Offering. The Company is not subject to any termination penalties related to the termination of the Piper EDA. As of the date hereof, the Company sold 1,361,519 shares of common stock pursuant to the Piper EDA. As a result of the termination of the Piper EDA, the Company will not offer or sell any shares under the Prior ATM Offering.

A copy of the Piper EDA was filed as Exhibit 1.2 to the Registration Statement. The description of the Piper EDA contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the Piper EDA filed as Exhibit 1.2 to the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
5.1	Opinion of Greenberg Traurig, LLP
10.1	Equity Distribution Agreement by and between InspireMD, Inc. and BTIG, LLC, dated April 3, 2026
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: April 3, 2026	By:	/s/ Michael Lawless
	Name:	Michael Lawless
	Title:	Chief Financial Officer